Exhibit 99.1

FOR IMMEDIATE RELEASE

MITSUBISHI ELECTRIC EXTENDS LICENSE TO INCORPORATE

GEMSTAR-TV GUIDE’S DIGITAL G-GUIDE® IPG TECHNOLOGY INTO

ITS DIGITAL TELEVISIONS AND DIGITAL VIDEO RECORDERS

Gemstar-TV Guide Strengthens Position of Guidance Technology in Japan

March 6, 2008 (Los Angeles, CA) — Gemstar-TV Guide International, Inc. (NASDAQ: GMST), a leading media, entertainment and technology company, announced today a new, multi-year licensing agreement with Mitsubishi Electric Corporation for Japan. Mitsubishi Electric has extended its current license to incorporate the Gemstar-TV Guide G-GUIDE Interactive Program Guide (IPG) technology into Mitsubishi Electric’s digital televisions and digital video recording devices in Japan. Specifically, the new agreement extends Mitsubishi Electric’s existing license to include the recently launched digital G-GUIDE® IPG. Financial terms of the agreement were not disclosed.

“Mitsubishi Electric’s decision to extend its licensing agreements with Gemstar-TV Guide underscores the strength of our technology and intellectual property on digital platforms,” said Akitaka Nishimura, president of Gemstar Multimedia, “This latest digital IPG commitment underscores our position in leading the migration to digital in Japan and continues our momentum in this growing market.”

He continued, “The agreement also builds on a successful, pre-established relationship with Mitsubishi Electric and will provide TV consumers in Japan with an enhanced IPG that will increase usability and improve navigation through an ever expanding universe of content.”

Gemstar-TV Guide’s G-GUIDE® IPG is adapted specifically for the Japanese market. It is built directly into consumer electronics products, offering Japanese consumers the industry’s most advanced interactive television program guide, with no additional subscription fee or phone connection required. Gemstar TV-Guide’s digital G-GUIDE® IPG is already integrated into digital televisions and digital video recording devices in Japan under a previously announced licensing agreement with Panasonic.

About Gemstar-TV Guide

Gemstar-TV Guide International, Inc. (the “Company”) (NASDAQ: GMST) is a leading global media, entertainment, and technology company that develops, licenses, markets and distributes products and services that maximize the video guidance and entertainment experience for consumers. The Company's businesses include: television, publishing, and new media properties; interactive program guide services and products; and intellectual property licensing. Additional information about the Company can be found at www.gemstartvguide.com.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance or results to differ materially from those in the forward-looking statements, including risks and uncertainties related to the timely availability and market acceptance of products and services incorporating the Company's technologies and content; our investments in new and existing businesses; the impact of competitive products and services; the pending acquisition of the Company by Macrovision Corporation and events and circumstances related thereto; and the other risks detailed from time to time in the Company's SEC reports, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company assumes no obligation to update these forward-looking statements.

Note to Editors: Gemstar, TV Guide and G-GUIDE are trademarks or registered trademarks of Gemstar-TV Guide International, Inc. and/or its subsidiaries. The names of other companies, products and services used herein are for identification purposes only and may be trademarks of their respective owners.

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Contact:

Gemstar-TV Guide International, Inc.

Media:

Eileen Murphy, 212-852-7336

or

Analysts and Investors:

Rob Carl, 323-817-4600